EXHIBIT 99.4
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                 ANDRESMIN INCREASES NUMBER OF AUTHORIZED SHARES
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LIMA,  PERU,  March 9, 2005, - Andresmin Gold  Corporation  ("Andresmin"  or the
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"Company") (NASD OTC-BB:  "ADGD") announced today that the Company's  authorized
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capital was  increased  from  100,000,000  common shares to  250,000,000  common shares, effective today.


In commenting on this action, Ian Brodie, President of Andresmin stated, "While the previously authorized share capital was sufficient to meet all presently known needs, the availability of these additional shares will enhance the Company's flexibility for potential acquisitions, financings, and other corporate purposes."

About Andresmin Gold Corporation
--------------------------------

Andresmin is committed to building shareholder value through the acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which annually produces 42% of the world's copper (over $18 billion each year). The Company has an impressive property portfolio with ten projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha copper-gold project in southern Peru is Andresmin's flagship project. Centromin reports Winicocha hosts an inferred reserve of 1.4 million ounces of gold, thought to be near surface expression of a much larger underlying copper-gold porphyry deposit. Recent sampling found a geochemical anomaly with grades ranging to 1.0% copper and 5.0 grams per tonne gold, and coincident geophysics has outlined three large anomalies. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.


For further information please contact:
Resourcex Group:
Toll (888) 689-1620
investor@andresmin.com
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www.andresmin.com
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THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH
RESPECT  TO  ACHIEVING  CORPORATE  OBJECTIVES,   DEVELOPING  ADDITIONAL  PROJECT
INTERESTS,   ANDRESMIN'S  ANALYSIS  OF  OPPORTUNITIES  IN  THE  ACQUISITION  AND
DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.